UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2024

ARLO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Faraday Ave., Suite #150
Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(408) 890-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 22, 2022, the Board of Directors (the “Board”) of Arlo Technologies, Inc. (the “Company”) approved an executive retention plan and delegated authority to the Compensation and Human Capital Committee of the Board (the “Committee”) to approve individual retention agreements (the “Retention Agreements”) with the Company’s Chief Executive Officer, Matt McRae and General Counsel, Brian Busse. The Retention Agreements provide Messrs. McRae and Busse with certain cash bonus opportunities and equity grants that vest upon achievement by the Company of specified cumulative paid subscriber and gross margin goals over a five-year performance period beginning in September 2022.

On November 5, 2024, the Committee approved an amendment (the “Amendment”) to the Retention Agreements to provide that in lieu of the final incremental cash bonus that Messrs. McRae and Busse, respectively, are eligible to be paid upon achievement of 5,000,000 cumulative paid subscribers (the “Final Cash Retention Bonus”), the Company would instead grant each of Messrs. McRae and Busse a performance-vesting restricted stock unit award (the “Substitute Awards”). The number of performance stock units subject to each Substitute Award will be determined by dividing the value of the Final Cash Retention Bonus ($2,000,000 and $200,000 for Messrs. McRae and Busse, respectively) by the 30-day trailing average price per share of the Company’s common stock calculated as of the grant date of the Substitute Awards, which shall be the first trading day following the release of earnings for the third quarter of 2024. The Substitute Awards will vest in full upon achievement of all of the following issuance conditions: (i) achievement by the Company of 5,000,000 cumulative paid subscribers on or before September 30, 2027; (ii) determination that the blended margins on such cumulative paid subscriber accounts equal or exceed the Required Margin (as defined in the Retention Agreements); (iii) achievement by the Company of at least $300,000,000 in annual recurring revenue on or before September 30, 2027; and (iv) continuous service by Messrs. McRae and Busse through the later of (a) October 1, 2025, and (b) the date on which the last of the issuance conditions described in the foregoing clauses (i), (ii) and (iii) above are achieved.

A copy of the form of Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01	Other Events.

On November 7, 2024, the Company made available a presentation regarding its executive compensation program to be used in meetings with its investors and stockholders. The presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the presentation will also be available on the Company’s investor website under the Events & Presentations section at investor.arlo.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Form of Amendment to Retention Agreement

99.1	Corporate Presentation, dated November 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

By:	/s/ Kurtis Binder

Name:	Kurtis Binder
Title:	Chief Financial Officer and Chief Operating Officer

Date: November 7, 2024